UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

TORTOISEECOFIN ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40633	98-1583266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 208
Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 981-1020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	TRTL.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	TRTL	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TRTL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan and Transfer Agreements; Subscription Agreement

TortoiseEcofin Acquisition Corp. III (the “Company”), in connection with an extraordinary meeting of its shareholders held on April 19, 2024 (the “April Extension Meeting”) to consider a proposal to amend by special resolution the Company’s amended and restated memorandum and articles of association (“Company Charter”) to extend the date by which the Company must consummate an initial business combination from April 22, 2024, on a monthly basis (each such monthly extension, if pursued, a “Month-to-Month Extension”), up to six times until October 22, 2024 (or such earlier date as determined by the Company’s board of directors) (the “April Extension”), the Company entered into several agreements as further described below. In connection with the April Extension Meeting and April Extension, TortoiseEcofin Sponsor III LLC, the Company’s sponsor (the “Sponsor”), will deposit into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) $0.02 per share for each public share that is not redeemed in connection with each Month-to-Month Extension utilized by the Company in accordance with the Company Charter (such payments, the “Month-to-Month Extension Payments”).

Loan and Transfer Agreements

On April 17, 2024, the Company, the Sponsor, One Energy Enterprises Inc. (“One Energy”) and four investors (collectively, the “Lenders”) entered into Loan and Transfer Agreements (the “Loan and Transfer Agreements”) pursuant to which the Lenders, collectively, agreed to loan an aggregate of $350,000 to the Sponsor (the “Loan”), which the Sponsor intends to loan to the Company (the “SPAC Loan”), in each case in connection with the April Extension and the Month-to-Month Extension Payments. Neither the Loan nor the SPAC Loan will accrue interest, but the Loan shall be repaid, and has the other terms, as set forth in the form of Loan and Transfer Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Pursuant to the terms of the Loan and Transfer Agreements, each Lender is required to pay its respective portion of the Loan to the Sponsor by April 19, 2024, or such other date as the parties may agree in writing (the “Loan Closing Date”); the SPAC Loan will be paid by the Sponsor to the Company immediately following the Loan Closing Date. The Sponsor shall repay each Lender within five business days of the date of the consummation of the Company’s proposed business combination with One Energy (the “DeSPAC Closing”) that is the subject of the Amended and Restated Business Combination Agreement between the Company and One Energy dated as of February 14, 2024 (the “Business Combination”). In addition, within five business days of the DeSPAC Closing, One Energy will pay the Lenders an additional one-time cash payment in the aggregate amount of $175,000. As additional consideration for the Lenders providing the Loan, the Sponsor agreed to transfer to the Lenders an aggregate of 175,000 Class B ordinary shares of the Company upon the DeSPAC Closing and the Lenders are entitled to certain registration rights with respect to those shares.

If the Business Combination is not completed, the Loan and Transfer Agreements provide that One Energy will issue to each Lender the number of shares of One Energy common stock equal to the principal amount of its Loan at a price that values One Energy at its most recent private company equity valuation. If One Energy’s shares of common stock are not listed on a national securities exchange by December 31, 2026, each Lender will also have a one-time option to cause One Energy to redeem all of the One Energy shares then-owned by such Lender that are a direct result from the applicable Loan and Transfer Agreement for an amount equal to the product of (x) 1.05 and (y) each Lender’s pro rata amount of the Loan.

The foregoing description is qualified in its entirety by reference to the terms and conditions of the Loan and Transfer Agreements, each of which conforms, except with respect to dollar and share amounts, to the form attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Subscription Agreement

Additionally, also in connection with the April Extension Meeting and the Month-to-Month Extension Payments described above, including the Sponsor’s obligations in respect thereof, on April 25, 2024, the Company, the Sponsor, One Energy and a third-party investor (the “Investor”) entered into a subscription agreement (the “Subscription Agreement”) in the form attached as Exhibit 10.2 hereto, which is incorporated herein by reference. Pursuant to the

Subscription Agreement, the Investor has agreed to contribute $400,000 to the Sponsor as a capital contribution (the “Capital Contribution”), which Capital Contribution will generally be treated as part of the SPAC Loan, as described above, and will be loaned by the Sponsor to the Company for working capital expenses and extensions as described above with respect to the SPAC Loan, within two business days after the execution of the Subscription Agreement. In consideration of such Capital Contribution, the Subscription Agreement contemplates that the Investor will receive, upon consummation, if any, of the proposed Business Combination, 200,000 shares (the “Subscription Shares”) of issued by TRTL Holding Corp., a wholly-owned subsidiary of the Company which, assuming consummation of the proposed Business Combination, will be the go-forward public company after the DeSPAC Closing (“Pubco”). The Subscription Shares will be issued within two business days after the DeSPAC Closing and will have certain registration rights described in the Subscription Agreement. Under the terms of the Subscription Agreement, following the Company’s repayment of the amount of the Capital Contribution to the Sponsor, the Sponsor, in turn, shall pay an amount equal to the Capital Contribution to the Investor, within five business days of the DeSPAC Closing (the “Return of Capital”). In addition, within seven days of the DeSPAC Closing, Pubco will pay the Investor an additional one-time cash payment in the aggregate amount of $200,000 (the “Cash Payment”).

In the event that the Company or the Sponsor defaults in its obligations regarding the Return of Capital or Cash Payment under the Subscription Agreement for a period of 30 business days following written notice to Pubco, Pubco shall cause to be issued to the Investor 800,000 shares of One Energy common stock, with registration rights, within three business days after receipt of the written notice on default, subject to certain limits.

Furthermore, in the event the Business Combination is completed and a mandatory trigger of One Energy’s Series A preferred stock occurs prior to the DeSPAC Closing under the terms of the Certificate of Incorporation of One Energy the Investor will have a one-time option to cause Pubco to repurchase up to 600,000 shares of common stock owned by the Investor as a result of private purchases of One Energy’ Series A shares prior to the closing of the Business Combination, at $10.00 per share, which option is exercisable within the first thirty trading days following the completion of the Business Combination.

If the Business Combination is not completed, the Subscription Agreement provides that One Energy will issue to the Investor the number of shares of One Energy common stock equal to the principal amount of its Capital Contribution at a price that values One Energy at its most recent private company equity valuation. If One Energy’s shares of common stock are not listed on a national securities exchange by December 31, 2026, the Investor will also have a one-time option to cause One Energy to redeem all of the One Energy shares then-owned by the Investor that are a direct result from the Subscription Agreement for an amount equal to the product of (x) 1.05 and (y) the Capital Contribution.

The foregoing description is qualified in its entirety by reference to the terms and conditions of the Subscription Agreement, the form of which is attached as Exhibit 10.2 hereto, which is incorporated herein by reference.

One Energy Commitment

Additionally, in connection with the foregoing, One Energy has re-affirmed its prior commitments regarding One Energy’s responsibility for expenses incurred by the Company associated with the proposed Business Combination, including a written acknowledgement by One Energy that One Energy is responsible for reimbursement of all Month-to-Month Extension Payments, as described above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Loan and Transfer Agreement.

10.2	Form of Subscription Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024

TORTOISEECOFIN ACQUISITION CORP. III

By:	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer